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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


















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                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                           Subsidiary or                            Percent of      State of
Parent                                     Organization                             Ownership       Incorporation
------                                     ------------                             ---------       -------------
StateFed Financial Corporation             State Federal Savings and Loan           100%            Delaware
                                           Association of Des Moines

State Federal Savings and Loan             State Service Corporation                100%            Iowa
Association of Des Moines
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